Exhibit 5.1

July 10, 2012

Fender Musical Instruments Corporation,

17600 N. Perimeter Drive,

Scottsdale, Arizona 85255.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of 12,321,429 shares of Common Stock, par value $.01 per share, of Fender Musical Instruments Corporation, a Delaware corporation (the “Company”), of which up to 7,142,857 shares (the “Primary Shares”) will be issued and sold by the Company and up to 5,178,572 shares (the “Secondary Shares” and, together with the Primary Shares, the “Shares”) will be sold by certain selling stockholders named in the registration statement relating to the Shares (the “Registration Statement”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, when the registration statement relating to the Shares (the “Registration Statement”) has become effective under the Act, the Company’s Fourth Amended and Restated Certificate of Incorporation substantially in the form filed as an exhibit to the Registration Statement has been duly filed with the Secretary of State of the State of Delaware, the terms of the sale of the Primary Shares have been duly established in conformity with the Company’s Fourth Amended and Restated Certificate of Incorporation, the Primary Shares have been duly issued as contemplated by the Registration Statement and the Shares have been sold as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

Fender Musical Instruments Corporation	-2-

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of Common Stock” in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,